Exhibit 99.1

news release

CONTACT

Amy Low Chasen

Yana Friedman

(212) 282-5320

AVON REPORTS SECOND-QUARTER RESULTS

Revenue of $2.7 Billion

8% Higher Year over Year

Driven by 7% Constant Dollar Growth

Active Representatives Up 5%; Units Up 1%; Beauty Units Up 1%

Second-Quarter Earnings per Share of $0.39 versus $0.19 in the Prior Year,

Adjusted1 Earnings per Share of $0.48 versus $0.38 in the Prior Year

NEW YORK, N.Y., July 29, 2010 — Avon Products, Inc. (NYSE:AVP) today reported second-quarter 2010 total revenue of $2.7 billion, 8% higher than that of second quarter 2009. Constant dollar sales rose 7% as foreign exchange contributed 1 percentage point to growth. Beauty sales in the second quarter of 2010 were up 9% versus the prior-year period, and increased 7% on a constant dollar basis. Active Representatives grew 5%. Total units and Beauty units both rose 1%, and price/mix rose 6%.

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Andrea Jung, Chairman and CEO, remarked “Avon delivered another healthy performance in the second quarter, including strong revenue growth fueled by continuing investments in our brand and our channel, in line with our long-term strategic growth plan. We are also very pleased with the improving operating margin and strong increase in earnings per share. In addition, we ended the quarter with improved operating cash flow resulting from our ongoing efforts in this area.”

Avon’s Beauty sales growth of 9% included gains in all categories: fragrance, color cosmetics, skin care and personal care grew 16%, 12%, 4% and 3%, respectively. Constant dollar growth of 7% in Beauty was driven by 15% growth in fragrances, 9% growth in color cosmetics, 2% growth in skin care and 1% growth in personal care.

Second-quarter 2010 gross margin of 63.5% was 120 basis points above that of the prior-year quarter. Excluding the impact of Venezuelan special items and restructuring costs, gross margin was up 260 basis points to 64.9%, due to benefits from strong manufacturing productivity gains, which include benefits from our Strategic Sourcing Initiative (“SSI”), and strategic price increases.

Selling, general and administrative expenses in the quarter declined as a percent of revenue by 150 basis points versus second quarter 2009 due to lower restructuring costs. Excluding restructuring costs and Venezuelan special items, it increased by 180 basis points due in part to higher advertising expense and costs associated with the company’s internal FCPA investigation.

Advertising for the quarter was $97 million, up 19% from $82 million in last year’s period driven by increases in Latin America. In constant dollars, advertising was up 13%. Investments in Representative Value Proposition grew somewhat ahead of sales with a continued commitment to our Sales Leadership programs and Internet enablement.

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Second-quarter 2010 costs associated with the company’s 2005 and 2009 restructuring programs were $11 million pre-tax, or $0.02 per share after-tax. This compared with costs of $89 million pre-tax, or $0.19 per share after-tax, related to the company’s 2005 and 2009 restructuring programs in the prior-year period.

Second-quarter 2010 operating profit of $272 million rose 48% compared with the year-ago quarter and operating margin was 10.1%, an improvement of 270 basis points year over year. Excluding the impact of Venezuelan special items and restructuring costs, operating profit was up 16% and operating margin was 11.8% or up 80 basis points versus the second quarter of 2009.

Second-quarter 2010’s effective tax rate was 33.5%, compared to 47.1% in second quarter 2009. Excluding the impact from Venezuelan special items and restructuring costs, the tax rate was 29.7% in second quarter 2010, compared to 32.8% in second quarter 2009.

Net income in the second quarter of 2010 was $168 million, or $0.39 per share, compared with $83 million, or $0.19 per share, in the year-ago quarter. After adjusting for the impact of Venezuelan special items and restructuring costs, net income was $209 million, or $0.48 per share, compared with $166 million, or $0.38 per share, in the year-ago second quarter.

Net cash provided by operating activities was $241 million for the six months ended June 30, 2010, compared with $75 million of cash provided by operating activities in the same period of 2009.

Second-Quarter Regional Results

Latin America’s second-quarter 2010 revenue was up 16% year over year, or up 15% in constant dollars. The strength was driven by Brazil and the continued recovery in Mexico. On a reported basis, Brazil was up 33%, Mexico was up 9%, and Venezuela was down 27%. Constant dollar revenue increased 14% in Brazil, 3% in Mexico and

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45% in Venezuela. The region’s Active Representatives grew 8%, and units sold were up 7%. Second-quarter operating profit was up 5%. Operating margin was 12.4% or down 130 basis points from the second quarter of 2009. Excluding the impact of Venezuelan special items and restructuring costs, Latin America’s adjusted second-quarter operating profit was up 13%. Adjusted operating margin was 15.6%, down 50 basis points due to higher advertising expense and the negative impact of Venezuela.

Second-quarter revenue in North America declined 6%, or 7% in constant dollars. Active Representatives were down 4% largely due to a decline in additions compared with last year’s record recruiting campaign. Units sold declined 6% compared with a year ago. North America’s second-quarter operating profit was up 44%. Operating margin was 6.6%, up 230 basis points versus last year’s quarter. Adjusted operating profit was up 4%. Adjusted operating margin was 8.3%, up 70 basis points, due to improvements in gross margin resulting from favorable price/mix and manufacturing productivity gains.

In Central & Eastern Europe, second-quarter revenue rose 10% year over year driven by 15% growth in Russia. Constant dollar revenue growth was 7% for both Central & Eastern Europe and Russia. The region’s Active Representatives grew 4% against last year’s very strong recruiting program. Units sold grew 1% in the quarter. Operating profit rose 310% versus the 2009 quarter. The region’s operating margin was 22.4% up from 6% in the year-ago quarter. Second-quarter 2010 adjusted operating profit was up 111%. Adjusted operating margin was 22.7%, up 10.9 percentage points driven by improved manufacturing productivity including SSI as well as a shift in timing of advertising spending.

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Western Europe, Middle East & Africa’s second-quarter revenue increased 18% versus the prior-year quarter, primarily driven by Turkey and South Africa, as well as the acquisition of Liz Earle Beauty Co. Limited, which contributed approximately 4 points to revenue growth. On a reported basis, U.K. was down 4%, Turkey rose 32% and South Africa rose 94%. The region’s constant dollar revenue increased by 19%, with a 1% decrease in the U.K., 27% increase in Turkey and 72% increase in South Africa. The region’s Active Representatives grew 12% year over year and units sold increased 15%. Operating profit was up 353% versus the prior year quarter. Operating margin was 16.8%, up from 4.4% in the year-ago quarter. Second-quarter 2010 adjusted operating profit was up 109%. Adjusted operating margin was 16.3%, up 710 basis points versus last year’s second quarter due to improved manufacturing productivity and higher sales growth with relatively lower overhead.

Asia Pacific’s second-quarter revenue increased 8% year over year, or 1% in constant dollars. Strong growth of 14%, or 9% in constant dollars, in the Philippines offset continued softness in Japan. The region’s Active Representatives and units sold were each up by 3%. Operating profit rose 123% versus the 2009 quarter. The region’s operating margin was 11.3% versus 5.5% a year ago. The region’s adjusted operating profit rose 9%. Adjusted operating margin was 11.2%, flat versus a year ago.

Second-quarter revenue in China decreased 32% year over year. Units sold decreased 46% and Active Representatives were down 18%. The region’s revenues were negatively impacted by the company’s continued transition away from a hybrid model to one which focuses on direct selling and deemphasizes retail. China had an operating loss of $2 million compared with $7 million in profit in last year’s second quarter.

Avon will conduct a conference call at 9:00 A.M. today to discuss the quarter’s results. The dial-in number for the call is (800) 843-2086 in the U.S. or (706) 643-1815 from non-U.S. locations (conference ID number: 87219213). The call and related slide presentation will be webcast live at www.avoninvestor.com and can be accessed or downloaded from that site for a period of one year.

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Avon, the company for women, is a leading global beauty company, with over $10 billion in annual revenue. As the world’s largest direct seller, Avon markets to women in more than 100 countries through approximately 6.2 million independent Avon Sales Representatives. Avon’s product line includes beauty products, as well as fashion and home products, and features such well-recognized brand names as Avon Color, Anew, Skin-So-Soft, Advance Techniques, Avon Naturals, and Mark. Learn more about Avon and its products at www.avoncompany.com.

# # #

Footnote

1 “Adjusted” items refer to financial results presented in accordance with US GAAP that have been adjusted to exclude the impact of Venezuelan special items and restructuring costs, as described below, under “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures

To supplement our financial results presented in accordance with US GAAP, we disclose operating results that have been adjusted to exclude the impact of changes due to the translation of foreign currencies into U.S. dollars. We refer to these adjusted growth rates as Constant $ growth, which is a non-GAAP financial measure. We believe this measure provides investors an additional perspective on trends. To exclude the impact of changes due to the translation of foreign currencies into U.S. dollars, we calculate current year results and prior year results at a constant exchange rate. Currency impact is determined as the difference between actual growth rates and constant currency growth rates.

We present gross margin, selling, general and administrative expenses as a percentage of revenue, operating profit, operating margin, earnings per share and effective tax rate on a non-GAAP basis. The discussion of our segments presents operating profit and operating margin on a non-GAAP basis. We have provided a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP. These non-GAAP measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses the non-GAAP financial measures to evaluate its operating performance and believes that it is meaningful for investors to be made aware of, on a period to period basis, the impacts of 1) costs to implement (“CTI”) restructuring initiatives and 2) costs and charges related to Venezuela being designated as a highly inflationary economy and the subsequent devaluation of its currency (“Venezuelan special items”). The Venezuelan special items include the impact on the Statement of Income caused by the devaluation of the Venezuelan currency on monetary assets and liabilities, such as cash, receivables and payables; deferred tax assets and liabilities; and

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nonmonetary assets, such as inventory and prepaid expenses. For nonmonetary assets, the Venezuelan special items include the earnings impact caused by the difference between the historical cost of the assets at the previous official exchange rate of 2.15 and the new official exchange rate of 4.30.

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements in this release that are not historical facts or information are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Such forward-looking statements are based on management’s reasonable current assumptions and expectations. Such forward-looking statements involve risks, uncertainties and other factors, which may cause the actual results, levels of activity, performance or achievement of Avon to be materially different from any future results expressed or implied by such forward-looking statements, and there can be no assurance that actual results will not differ materially from management’s expectations. Such factors include, among others, the following:

•

our ability to implement the key initiatives of, and realize the gross and operating margins and projected benefits (in the amounts and time schedules we expect) from, our global business strategy, including our multi-year restructuring initiatives, product mix and pricing strategies, enterprise resource planning, customer service initiatives, product line simplification program, sales and operation planning process, strategic sourcing initiative, outsourcing strategies, zero-overhead-growth philosophy, Internet platform and technology strategies, information technology and related system enhancements and cash management, tax, foreign currency hedging and risk management strategies;

•

our ability to realize the anticipated benefits (including any projections concerning future revenue and operating margin increases) from our multi-year restructuring initiatives or other strategic initiatives on the time schedules or in the amounts that we expect, and our plans to invest these anticipated benefits ahead of future growth;

•	the possibility of business disruption in connection with our multi-year restructuring initiatives or other strategic initiatives;

•	our ability to realize sustainable growth from our investments in our brand and the direct-selling channel;

•	our ability to transition our business in North America, including optimizing our product portfolio and enhancing field fundamentals;

•

a general economic downturn, a recession globally or in one or more of our geographic regions, such as North America, or sudden disruption in business conditions, and the ability of our broad-based geographic portfolio to withstand such economic downturn, recession or conditions;

•

the effect of political, legal, tax and regulatory risks imposed on us, our operations or our Representatives, including foreign exchange or other restrictions, interpretation and enforcement of foreign laws including any changes thereto, as well as reviews and investigations by government regulators that have occurred or may occur from time to time, including, for example, local regulatory scrutiny in China;

•	the inventory obsolescence and other costs associated with our product line simplification program;

•	our ability to effectively implement initiatives to reduce inventory levels in the time period and in the amounts we expect;

•	our ability to achieve growth objectives or maintain rates of growth, particularly in our largest markets and developing and emerging markets, such as Brazil;

•

our ability to successfully identify new business opportunities and identify and analyze acquisition candidates, secure financing on favorable terms and negotiate and consummate acquisitions as well as to successfully integrate or manage any acquired business;

•

the effect of economic factors, including inflation and fluctuations in interest rates and currency exchange rates, as well as the designation of Venezuela as a highly inflationary economy, and the potential effect of such factors on our business, results of operations and financial condition;

•

our ability to successfully transition and evolve our business in China in connection with the development and evolution of the direct selling business in that market, our ability to operate using a direct-selling model permitted in that market and our ability to retain and increase the number of Active Representatives there over a sustained period of time;

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•	general economic and business conditions in our markets, including social, economic and political uncertainties in the international markets in our portfolio;

•

any developments in or consequences of internal investigations and compliance reviews that we conduct, and any litigation related thereto, including the ongoing investigation and compliance reviews of Foreign Corrupt Practices Act and related U.S. and foreign law matters in China and additional countries, as well as any disruption or adverse consequences resulting from such investigations, reviews, related actions or litigation;

•

information technology systems outages, disruption in our supply chain or manufacturing and distribution operations, or other sudden disruption in business operations beyond our control as a result of events such as acts of terrorism or war, natural disasters, pandemic situations and large scale power outages;

•	the risk of product or ingredient shortages resulting from our concentration of sourcing in fewer suppliers;

•	the quality, safety and efficacy of our products;

•	the success of our research and development activities;

•	our ability to attract and retain key personnel and executives;

•

competitive uncertainties in our markets, including competition from companies in the cosmetics, fragrances, skin care and toiletries industry, some of which are larger than we are and have greater resources;

•

our ability to implement our Sales Leadership program globally, to generate Representative activity, to increase the number of consumers served per Representative and their engagement online, to enhance the Representative and consumer experience and increase Representative productivity through investments in the direct-selling channel, and to compete with other direct-selling organizations to recruit, retain and service Representatives and to continue to innovate the direct selling model;

•

the impact of the seasonal nature of our business, adverse effect of rising energy, commodity and raw material prices, changes in market trends, purchasing habits of our consumers and changes in consumer preferences, particularly given the global nature of our business and the conduct of our business in primarily one channel;

•	our ability to protect our intellectual property rights;

•	the risk of an adverse outcome in any material pending and future litigations or with respect to the legal status of Representatives;

•	our ratings and our access to financing and ability to secure financing at attractive rates; and

•	the impact of possible pension funding obligations, increased pension expense and any changes in pension regulations or interpretations thereof on our cash flow and results of operations.

Additional information identifying such factors is contained in Item 1A of our 2009 Form 10-K for the year ended December 31, 2009. We undertake no obligation to update any such forward-looking statements.

AVON PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In millions, except per share data)

	Three months ended June 30		Percent Change	Six months ended June 30		Percent Change
	2010	2009		2010	2009

Net sales	$2,644.8	$2,445.7	8%	$5,103.5	$4,603.4	11%
Other revenue	33.7	32.6		65.4	61.8

Total revenue	2,678.5	2,478.3	8%	5,168.9	4,665.2	11%

Cost of sales	977.0	934.3		1,925.4	1,745.5
Selling, general and administrative expenses	1,430.0	1,361.1		2,779.2	2,568.4

Operating profit	271.5	182.9	48%	464.3	351.3	32%

Interest expense	20.4	27.9		42.2	52.7
Interest income	(3.3)	(4.7)		(8.2)	(12.0)
Other expense (income), net	0.1	(0.2)		48.3	4.0

Total other expenses	17.2	23.0		82.3	44.7

Income before taxes	254.3	159.9	59%	382.0	306.6	25%
Income taxes	(85.1)	(75.3)		(169.5)	(104.5)

Net income	169.2	84.6		212.5	202.1
Net income attributable to noncontrolling interest	(1.6)	(1.7)		(2.4)	(1.9)

Net income attributable to Avon	$167.6	$82.9	102%	$210.1	$200.2	5%

Earnings per share:
Basic	$.39	$.19	105%	$.49	$.47	4%

Diluted	$.39	$.19	105%	$.48	$.46	4%

AVON PRODUCTS, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30 2010	December 31 2009

Assets
Current Assets
Cash and cash equivalents	$984.1	$1,311.6
Accounts receivable, net	737.0	779.7
Inventories	1,095.8	1,067.5
Prepaid expenses and other	908.7	1,030.5

Total current assets	3,725.6	4,189.3

Property, plant and equipment, at cost	2,727.8	2,699.3
Less accumulated depreciation	(1,193.2)	(1,169.7)

	1,534.6	1,529.6

Other assets	1,465.0	1,113.8

Total assets	$6,725.2	$6,832.7

Liabilities and Shareholders’ Equity
Current Liabilities
Debt maturing within one year	$607.7	$138.1
Accounts payable	786.4	754.7
Accrued compensation	260.9	291.0
Other accrued liabilities	694.6	697.1
Sales and taxes other than income	216.0	259.2
Income taxes	86.8	134.7

Total current liabilities	2,652.4	2,274.8

Long-term debt	1,891.0	2,307.8
Employee benefit plans	563.9	588.9
Long-term income taxes	186.9	173.8
Other liabilities	119.9	174.8

Total liabilities	$5,414.1	$5,520.1

Shareholders’ Equity
Common stock	$186.4	$186.1
Additional paid-in-capital	1,989.6	1,941.0
Retained earnings	4,404.7	4,383.9
Accumulated other comprehensive loss	(757.2)	(692.6)
Treasury stock, at cost	(4,556.3)	(4,545.8)

Total Avon shareholders’ equity	1,267.2	1,272.6

Noncontrolling Interest	43.9	40.0

Total shareholders’ equity	$1,311.1	$1,312.6

Total liabilities and shareholders’ equity	$6,725.2	$6,832.7

AVON PRODUCTS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30
	2010	2009

Cash Flows from Operating Activities
Net income	$212.5	$202.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90.4	82.2
Provision for doubtful accounts	104.6	92.6
Provision for obsolescence	49.8	44.7
Share-based compensation	32.0	31.9
Deferred income taxes	(17.2)	(0.1)
Charge for Venezuelan monetary assets and liabilities	46.1	—
Other	31.3	27.5

Changes in assets and liabilities:
Accounts receivable	(103.5)	(65.3)
Inventories	(111.3)	(102.4)
Prepaid expenses and other	(30.8)	(49.4)
Accounts payable and accrued liabilities	23.8	(65.3)
Income and other taxes	(77.1)	(89.2)
Noncurrent assets and liabilities	(9.5)	(33.9)

Net cash provided by operating activities	241.1	75.4

Cash Flows from Investing Activities
Capital expenditures	(139.5)	(108.1)
Disposal of assets	10.8	5.7
Purchases of investments	(0.3)	(0.7)
Proceeds from sale of investments	4.0	61.7
Acquisitions and other investing activities	(144.4)	5.8

Net cash used by investing activities	(269.4)	(35.6)

Cash Flows from Financing Activities
Cash dividends	(189.5)	(183.6)
Debt, net (maturities of three months or less)	(36.7)	(501.6)
Proceeds from debt	19.8	884.7
Repayment of debt	(20.5)	(131.6)
Proceeds from exercise of stock options	15.4	0.7
Excess tax benefit realized from share-based compensation	2.6	(1.6)
Repurchase of common stock	(10.8)	(6.2)

Net cash (used) provided by financing activities	(219.7)	60.8

Effect of exchange rate changes on cash and equivalents	(79.5)	15.7
Net (decrease) increase in cash and equivalents	(327.5)	116.3
Cash and equivalents at beginning of year	$1,311.6	$1,104.7
Cash and equivalents at end of period	$984.1	$1,221.0

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

(Unaudited)

(In millions)

THREE MONTHS ENDED 6/30/10

REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units	Price/Mix	Active Reps	Average Order C$
	% var. vs 2Q09		% var. vs 2Q09	% var. vs 2Q09	% var. vs 2Q09	% var. vs 2Q09	% var. vs 2Q09
Latin America	$1,136.4	16%	15%	7%	8%	8%	7%
North America	546.4	(6)	(7)	(6)	(1)	(4)	(3)
Central & Eastern Europe	355.9	10	7	1	6	4	3
Western Europe, Middle East & Africa	352.7	18	19	15	4	12	7
Asia Pacific	226.4	8	1	3	(2)	3	(2)
China	60.7	(32)	(32)	(46)	14	(18)	(14)
Total from operations	2,678.5	8	7	1	6	5	2
Global and other	—	—	—	—	—	—	—
Total	$2,678.5	8%	7%	1%	6%	5%	2%

	2010 GAAP Operating Profit US$	% var. vs 2Q09	2010 GAAP Operating Margin US$	2010 Non-GAAP Operating Profit US$ (1)	2009 Non-GAAP Operating Profit US$ (1)	2010 Non-GAAP Operating Margin (1)	2009 Non-GAAP Operating Margin (1)
Latin America	$140.6	5%	12.4%	$176.8	$157.1	15.6%	16.1%
North America	36.2	44	6.6	45.4	43.8	8.3	7.6
Central & Eastern Europe	79.6	310	22.4	80.8	38.3	22.7	11.8
Western Europe, Middle East & Africa	59.4	353	16.8	57.5	27.5	16.3	9.2
Asia Pacific	25.6	123	11.3	25.3	23.3	11.2	11.2
China	(2.2)	(131)	(3.6)	(2.2)	7.7	(3.6)	8.6
Total from operations	339.2	61	12.7	383.6	297.7	14.3	12.0
Global and other	(67.7)	(149)	—	(67.7)	(25.4)	—	—
Total	$271.5	48%	10.1%	$315.9	$272.3	11.8%	11.0%

CATEGORY SALES (US$)
	Consolidated
	US$		C$
	% var. vs 2Q09		% var. vs 2Q09
Beauty (color cosmetics/fragrances/skin care/personal care)	$1,919.4	9%	7%
Fashion (fashion jewelry/watches/apparel/footwear/accessories)	448.3	5	4
Home (gift & decorative products/housewares/entertainment & leisure/childrens/nutrition)	277.1	8	9

Net sales	$2,644.8	8%	7%
Other revenue	33.7	3	1

Total revenue	$2,678.5	8%	7%

SIX MONTHS ENDED 6/30/10

REGIONAL RESULTS
$ in Millions	Total Revenue US$		C$	Units	Price/Mix	Active Reps	Average Order C$
	% var. vs 1H09		% var. vs 1H09	% var. vs 1H09	% var. vs 1H09	% var. vs 1H09	% var. vs 1H09

Latin America	$2,108.1	19%	15%	5%	10%	7%	8%
North America	1,068.5	(4)	(5)	(3)	(2)	(1)	(4)
Central & Eastern Europe	766.2	19	12	7	5	8	4
Western Europe, Middle East & Africa	652.4	20	16	15	1	14	2
Asia Pacific	446.8	9	1	4	(3)	5	(4)
China	126.9	(32)	(32)	(39)	7	(22)	(10)
Total from operations	5,168.9	11	7	3	4	5	2
Global and other	—	—	—	—	—	—	—
Total	$5,168.9	11%	7%	3%	4%	5%	2%

	2010 GAAP Operating Profit US$	% var. vs 1H09	2010 GAAP Operating Margin US$	2010 Non-GAAP Operating Profit US$ (1)	2009 Non-GAAP Operating Profit US$ (1)	2010 Non-GAAP Operating Margin (1)	2009 Non-GAAP Operating Margin (1)
Latin America	$228.6	3%	10.8%	$306.5	$249.0	14.5%	14.1%
North America	79.9	68	7.5	93.4	71.6	8.7	6.4
Central & Eastern Europe	148.2	119	19.3	150.8	88.5	19.7	13.7
Western Europe, Middle East & Africa	81.6	327	12.5	78.4	34.0	12.0	6.4
Asia Pacific	52.0	95	11.6	52.2	39.4	11.7	9.6
China	(12.3)	(160)	(9.7)	(13.3)	21.2	(10.5)	11.4
Total from operations	578.0	43	11.2	668.0	503.7	12.9	10.8
Global and other	(113.7)	(117)	—	(114.7)	(48.5)	—	—
Total	$464.3	32%	9.0%	$553.3	$455.2	10.7%	9.8%

CATEGORY SALES (US$)
	Consolidated
	US$		C$
	% var. vs 1H09		% var. vs 1H09
Beauty (color cosmetics/fragrances/skin care/personal care)	$3,697.2	11%	7%
Fashion (fashion jewelry/watches/apparel/footwear/accessories)	888.5	9	6
Home (gift & decorative products/housewares/entertainment & leisure/childrens/nutrition)	517.8	12	10

Net sales	$5,103.5	11%	7%
Other revenue	65.4	6	2

Total revenue	$5,168.9	11%	7%

(1)	For a further discussion on our non-GAAP financial measures, please refer to our discussion of non-GAAP financial measures in this release and reconciliations of our non-GAAP financial measures to the related GAAP financial measure in the following supplemental schedules.

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

$ in Millions (except per share data)	THREE MONTHS ENDED 6/30/10
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Rounding	Adjusted (Non-GAAP)

Cost of Sales	$977.0	$2.2	$33.4		$941.4
Selling, general and administrative expenses	1,430.0	8.4	0.4		1,421.2

Operating profit	271.5	10.6	33.8		315.9
Income before taxes	254.3	10.6	33.8		298.7
Income taxes	(85.1)	(3.6)	0.0	0.1	(88.6)

Net income attributable to Avon	$167.6	$7.0	$33.8	$0.1	$208.5

Diluted EPS	0.39	0.02	0.08	(0.01)	0.48

Gross margin	63.5%	0.1	1.2	0.1	64.9%
SG&A as a % of Revenues	53.4%	(0.3)	0.0		53.1%
Operating margin	10.1%	0.4	1.3		11.8%
Effective tax rate	33.5%	0.1	(3.9)		29.7%

SEGMENT OPERATING PROFIT
Latin America	$140.6	$2.4	$33.8		$176.8
North America	36.2	9.2	0.0		45.4
Central & Eastern Europe	79.6	1.2	0.0		80.8
Western Europe, Middle East & Africa	59.4	(1.9)	0.0		57.5
Asia Pacific	25.6	(0.3)	0.0		25.3
China	(2.2)	0.0	0.0		(2.2)
Global and other	(67.7)	0.0	0.0		(67.7)
Total	$271.5	$10.6	$33.8		$315.9

SEGMENT OPERATING MARGIN
Latin America	12.4%	0.2	3.0		15.6%
North America	6.6%	1.7	0.0		8.3%
Central & Eastern Europe	22.4%	0.3	0.0		22.7%
Western Europe, Middle East & Africa	16.8%	(0.5)	0.0		16.3%
Asia Pacific	11.3%	(0.1)	0.0		11.2%
China	(3.6)%	0.0	0.0		(3.6)%
Global and other	0.0%	0.0	0.0		0.0%
Total	10.1%	0.4	1.3		11.8%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	SIX MONTHS ENDED 6/30/10
	Reported (GAAP)	CTI restructuring initiatives	Venezuelan special items	Rounding	Adjusted (Non-GAAP)

Cost of Sales	$1,925.4	$4.7	$63.1		$1,857.6
Selling, general and administrative expenses	2,779.2	11.1	10.1		2,758.0

Operating profit	464.3	15.8	73.2		553.3
Income before taxes	382.0	15.8	119.3		517.1
Income taxes	(169.5)	(5.5)	12.7		(162.3)

Net income attributable to Avon	$210.1	$10.3	$132.0		$352.4

Diluted EPS	0.48	0.02	0.30	0.01	0.81

Gross margin	62.8%	0.1	1.2		64.1%
SG&A as a % of Revenues	53.8%	(0.2)	(0.2)		53.4%
Operating margin	9.0%	0.3	1.4		10.7%
Effective tax rate	44.4%	0.1	(13.1)		31.4%

SEGMENT OPERATING PROFIT
Latin America	$228.6	$4.7	$73.2		$306.5
North America	79.9	13.5	0.0		93.4
Central & Eastern Europe	148.2	2.6	0.0		150.8
Western Europe, Middle East & Africa	81.6	(3.2)	0.0		78.4
Asia Pacific	52.0	0.2	0.0		52.2
China	(12.3)	(1.0)	0.0		(13.3)
Global and other	(113.7)	(1.0)	0.0		(114.7)
Total	$464.3	$15.8	$73.2		$553.3

SEGMENT OPERATING MARGIN
Latin America	10.8%	0.2	3.5		14.5%
North America	7.5%	1.3	0.0	(0.1)	8.7%
Central & Eastern Europe	19.3%	0.3	0.0	0.1	19.7%
Western Europe, Middle East & Africa	12.5%	(0.5)	0.0		12.0%
Asia Pacific	11.6%	0.0	0.0	0.1	11.7%
China	(9.7)%	(0.8)	0.0		(10.5)%
Global and other	0.0%	0.0	0.0		0.0%
Total	9.0%	0.3	1.4		10.7%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	THREE MONTHS ENDED 6/30/09
	Reported (GAAP)	CTI restructuring initiatives	Rounding	Adjusted (Non-GAAP)

Cost of Sales	$934.3	$0.3		$934.0
Selling, general and administrative expenses	1,361.1	89.1		1,272.0

Operating profit	182.9	89.4		272.3
Income before taxes	159.9	89.4		249.3
Income taxes	(75.3)	(6.4)		(81.7)

Net income attributable to Avon	$82.9	$83.0		$165.9

Diluted EPS	0.19	0.19		0.38

Gross margin	62.3%	0.0		62.3%
SG&A as a % of Revenues	54.9%	(3.6)		51.3%
Operating margin	7.4%	3.6		11.0%
Effective tax rate	47.1%	(14.3)		32.8%

SEGMENT OPERATING PROFIT
Latin America	$133.9	$23.2		$157.1
North America	25.1	18.7		43.8
Central & Eastern Europe	19.4	18.9		38.3
Western Europe, Middle East & Africa	13.1	14.4		27.5
Asia Pacific	11.5	11.8		23.3
China	7.1	0.6		7.7
Global and other	(27.2)	1.8		(25.4)
Total	$182.9	$89.4		$272.3

SEGMENT OPERATING MARGIN
Latin America	13.7%	2.4		16.1%
North America	4.3%	3.2	0.1	7.6%
Central & Eastern Europe	6.0%	5.8		11.8%
Western Europe, Middle East & Africa	4.4%	4.8		9.2%
Asia Pacific	5.5%	5.7		11.2%
China	7.9%	0.7		8.6%
Global and other	—	—		—
Total	7.4%	3.6		11.0%

AVON PRODUCTS, INC.

SUPPLEMENTAL SCHEDULE

NON-GAAP FINANCIAL MEASURES

(Unaudited)

$ in Millions (except per share data)	SIX MONTHS ENDED 6/30/09
	Reported (GAAP)	CTI restructuring initiatives	Rounding	Adjusted (Non-GAAP)

Cost of Sales	$1,745.5	$0.3		$1,745.2
Selling, general and administrative expenses	2,568.4	103.6		2,464.8

Operating profit	351.3	103.9		455.2
Income before taxes	306.6	103.9		410.5
Income taxes	(104.5)	(11.1)		(115.6)

Net income attributable to Avon	$200.2	$92.8		$293.0

Diluted EPS	0.46	0.22		0.68

Gross margin	62.6%	0.0		62.6%
SG&A as a % of Revenues	55.1%	(2.2)	(0.1)	52.8%
Operating margin	7.5%	2.2	0.1	9.8%
Effective tax rate	34.1%	(5.9)		28.2%

SEGMENT OPERATING PROFIT
Latin America	$222.1	$26.9		$249.0
North America	47.6	24.0		71.6
Central & Eastern Europe	67.7	20.8		88.5
Western Europe, Middle East & Africa	19.1	14.9		34.0
Asia Pacific	26.7	12.7		39.4
China	20.6	0.6		21.2
Global and other	(52.5)	4.0		(48.5)
Total	$351.3	$103.9		$455.2

SEGMENT OPERATING MARGIN
Latin America	12.5%	1.5	0.1	14.1%
North America	4.3%	2.2	(0.1)	6.4%
Central & Eastern Europe	10.5%	3.2		13.7%
Western Europe, Middle East & Africa	3.5%	2.7	0.1	6.3%
Asia Pacific	6.5%	3.1		9.6%
China	11.1%	0.3		11.4%
Global and other	—	—		—
Total	7.5%	2.2	0.1	9.8%